Exhibit 99.2
Washington Federal, Inc.
Fact Sheet
September 30, 2017
($ in Thousands)

	As of 3/17		As of 6/17		As of 9/17
Loan Loss Reserve - Total	$126,972		$128,779		$130,823
General and Specific Allowance	121,922		122,229		123,073
Commitments Reserve	5,050		6,550		7,750
Allowance as a % of Gross Loans	1.09%		1.08%		1.07%

	3/17 QTR	3/17 YTD	6/17 QTR	6/17 YTD	9/17 QTR	9/17 YTD
Loan Originations - Total	$944,083	$2,185,129	$1,030,996	$3,216,125	$1,022,853	$4,238,978
Single-Family Residential	170,547	385,788	181,721	567,509	189,607	757,116
Construction	167,422	506,021	268,027	774,048	307,416	1,081,464
Construction - Custom	120,646	243,601	129,077	372,678	157,757	530,435
Land - Acquisition & Development	10,336	26,565	21,559	48,124	31,752	79,876
Land - Consumer Lot Loans	8,158	17,223	10,200	27,423	11,728	39,151
Multi-Family	93,279	205,238	43,716	248,954	50,405	299,359
Commercial Real Estate	77,949	242,047	97,962	340,009	103,678	443,687
Commercial & Industrial	277,676	521,600	258,310	779,910	151,930	931,840
HELOC	17,221	35,612	19,310	54,922	17,991	72,913
Consumer	849	1,434	1,114	2,548	589	3,137

Purchased Loans (including acquisitions)	$72,856	$72,856	$—	$72,856	$—	$72,856

Net Loan Fee and Discount Accretion	$5,764	$12,526	$2,348	$14,874	$4,181	$19,055

Repayments
Loans	$710,691	$1,606,800	$793,432	$2,400,232	$699,619	$3,099,851
MBS	96,900	275,069	151,218	426,287	96,156	522,443

MBS Premium Amortization	$2,992	$8,031	$2,620	$10,651	$2,929	$13,580

Efficiency
Operating Expenses/Average Assets	1.55%	1.50%	1.52%	1.51%	1.66%	1.55%
Efficiency Ratio (%)	48.76%	48.00%	46.57%	47.51%	48.68%	47.82%
Amortization of Intangibles	$398	$919	$375	$1,294	$2,053	$3,347

EOP Numbers
Shares Issued and Outstanding	89,438,563		88,750,133		87,193,362

Share repurchase information
Remaining shares authorized for repurchase (a)	4,157,081		3,245,187		1,674,739
Shares repurchased	477	758,245	811,034	1,569,279	1,567,899	3,137,178
Average share repurchase price	$33.55	$26.91	$32.14	$29.61	$33.10	$31.36
(a) Remaining shares authorized for repurchase reflects a reduction related to TARP warrants repurchased to date.

Washington Federal, Inc.
Fact Sheet
September 30, 2017
($ in Thousands)

Tangible Common Book Value	As of 3/17		As of 6/17		As of 9/17
$ Amount	$1,718,625		$1,725,491		$1,707,006
Per Share	19.22		19.44		19.58

# of Employees	1,797		1,815		1,818
Investments
Available-for-sale:
Agency MBS	$916,006		$809,702		$842,688
Other	472,776		460,712		423,521
	$1,388,782		$1,270,414		$1,266,209
Held-to-maturity:
Agency MBS	$1,697,650		$1,651,528		$1,646,856
	$1,697,650		$1,651,528		$1,646,856

	As of 3/31/17		As of 6/30/17		As of 9/30/17
Loans Receivable by Category	AMOUNT	%	AMOUNT	%	AMOUNT	%
Single-Family Residential	$5,693,072	48.9%	$5,687,850	47.9%	$5,711,004	46.8%
Construction	1,311,635	11.3	1,436,874	12.1	1,597,996	13.1
Construction - Custom	527,319	4.5	561,260	4.7	602,631	4.9
Land - Acquisition & Development	118,726	1.0	119,524	1.0	124,308	1.0
Land - Consumer Lot Loans	101,227	0.9	101,626	0.9	104,405	0.9
Multi-Family	1,266,911	10.9	1,263,187	10.6	1,303,148	10.7
Commercial Real Estate	1,296,039	11.1	1,346,006	11.3	1,434,610	11.8
Commercial & Industrial	1,071,629	9.2	1,116,860	9.4	1,093,360	9.0
HELOC	146,172	1.3	148,584	1.3	144,850	1.2
Consumer	107,759	0.9	95,775	0.8	85,075	0.7
	11,640,489	100%	11,877,546	100%	12,201,387	100%
Less:
ALL	121,922		122,229		123,073
Loans in Process	1,009,937		1,054,513		1,149,934
Net deferred fees, costs and discounts	45,608		46,379		45,758
Sub-Total	1,177,467		1,223,121		1,318,765
	$10,463,022		$10,654,425		$10,882,622

Net Loan Portfolio by Category	AMOUNT	%	AMOUNT	%	AMOUNT	%
Single-Family Residential	$5,632,558	53.8%	$5,628,508	52.8%	$5,652,365	51.9%
Construction	564,133	5.4	656,287	6.2	763,742	7.0
Construction - Custom	248,878	2.4	265,722	2.5	273,520	2.5
Land - Acquisition & Development	96,330	0.9	103,414	1.0	97,587	0.9
Land - Consumer Lot Loans	98,252	0.9	98,592	0.9	101,265	0.9
Multi-Family	1,254,499	12.0	1,250,730	11.7	1,290,640	11.9
Commercial Real Estate	1,278,189	12.2	1,327,530	12.5	1,416,188	13.0
Commercial & Industrial	1,039,309	9.9	1,082,486	10.2	1,060,304	9.7
HELOC	144,642	1.4	147,012	1.4	143,381	1.3
Consumer	106,232	1.0	94,144	0.9	83,630	0.8
	$10,463,022	100%	$10,654,425	100%	$10,882,622	100%

Washington Federal, Inc.
Fact Sheet
September 30, 2017
($ in Thousands)

	As of 3/31/17			As of 6/30/17			As of 9/30/17
Deposits by State	AMOUNT	%	#	AMOUNT	%	#	AMOUNT	%	#
Washington	$5,146,140	48.4%	81	$5,199,590	48.9%	81	$5,383,764	49.7%	81
Idaho	785,092	7.4	24	768,049	7.2	24	786,974	7.3	24
Oregon	1,946,137	18.3	47	1,939,619	18.2	47	1,964,490	18.1	47
Utah	272,804	2.6	10	270,224	2.5	10	267,717	2.5	10
Nevada	335,266	3.2	11	328,121	3.1	11	326,436	3.0	11
Texas	94,656	0.9	5	96,264	0.9	5	97,670	0.9	6
Arizona	1,193,459	11.2	31	1,177,997	11.1	31	1,164,743	10.7	31
New Mexico	857,253	8.1	27	854,414	8.0	27	843,214	7.8	27
Total	$10,630,807	100%	236	$10,634,278	100%	236	$10,835,008	100%	237

Deposits by Type	AMOUNT	%		AMOUNT	%		AMOUNT	%
Checking (non-interest)	$1,142,372	10.7%		$1,195,152	11.2%		$1,258,274	11.6%
NOW (interest)	1,731,737	16.3		1,703,994	16.0		1,760,821	16.3
Savings	871,722	8.2		871,257	8.2		888,881	8.2
Money Market	2,466,868	23.2		2,433,547	22.9		2,453,182	22.6
Time Deposits	4,418,108	41.6		4,430,328	41.7		4,473,850	41.3
Total	$10,630,807	100%		$10,634,278	100%		$10,835,008	100%

Deposits greater than $250,000 - EOP	$2,426,837			$2,524,536			$2,674,914

Time Deposit Repricing	Amount	Rate		Amount	Rate		Amount	Rate
Within 3 months	$930,544	0.71%		$879,213	0.65%		$668,177	0.65%
From 4 to 6 months	852,702	0.67%		649,962	0.67%		714,935	0.76%
From 7 to 9 months	429,013	0.79%		450,756	0.83%		653,760	0.85%
From 10 to 12 months	442,072	0.84%		625,472	0.87%		471,057	0.98%

Non-Performing Assets	AMOUNT	%		AMOUNT	%		AMOUNT	%
Non-accrual loans:
Single-Family Residential	$34,373	60.1%		$32,613	57.8%		$27,930	56.3%
Construction	—	—		—	—		—	—
Construction - Custom	240	0.4		536	1.0		91	0.2
Land - Acquisition & Development	80	0.1		71	0.1		296	0.6
Land - Consumer Lot Loans	1,129	2.0		1,066	1.9		605	1.2
Multi-Family	1,364	2.4		682	1.2		139	0.3
Commercial Real Estate	10,507	18.4		12,983	23.0		11,815	23.8
Commercial & Industrial	8,864	15.5		8,254	14.6		8,082	16.3
HELOC	583	1.0		181	0.3		531	1.1
Consumer	55	0.1		22	—		91	0.2
Total non-accrual loans	57,195	100%		56,408	100%		49,580	100%
Real Estate Owned	22,543			19,112			20,658
Total non-performing assets	$79,738			$75,520			$70,238

Non-performing loans as % of total net loans	0.55%			0.53%			0.46%
Non-performing assets as % of total assets	0.53%			0.50%			0.46%

Washington Federal, Inc.
Fact Sheet
September 30, 2017
($ in Thousands)

	As of 3/31/17		As of 6/30/17		As of 9/30/17
	AMOUNT	%	AMOUNT	%	AMOUNT	%
Restructured loans:
Single-Family Residential	$204,955	87.6%	$196,575	87.9%	$181,941	87.7%
Construction	—	—	—	—	—	—
Construction - Custom	—	—	—	—	—	—
Land - Acquisition & Development	594	0.3	190	0.1	90	—
Land - Consumer Lot Loans	9,410	4.0	8,878	4.0	7,949	3.8
Multi-Family	1,131	0.5	497	0.2	493	0.2
Commercial Real Estate	16,290	7.0	15,907	7.1	15,079	7.3
Commercial & Industrial	—	—	—	—	—	—
HELOC	1,414	0.6	1,409	0.6	1,728	0.8
Consumer	107	—	102	—	97	—
Total restructured loans	$233,901	100%	$223,558	100%	$207,377	100%

Restructured loans were as follows:
Performing	$222,208	95.0%	$215,178	96.3%	$202,272	97.5%
Non-performing (b)	11,693	5.0	8,380	3.7	5,105	2.5
Total restructured loans	$233,901	100%	$223,558	100%	$207,377	100%
(b) Included in "Total non-accrual loans" above

	AMOUNT	CO % (c)	AMOUNT	CO % (c)	AMOUNT	CO % (c)
Net Charge-offs (Recoveries) by Category
Single-Family Residential	$157	0.01%	$186	0.01%	$267	0.02%
Construction	—	—	—	—	—	—
Construction - Custom	3	—	—	—	13	0.01
Land - Acquisition & Development	(4,168)	(14.04)	(863)	(2.89)	(1,729)	(5.56)
Land - Consumer Lot Loans	(180)	(0.71)	(118)	(0.46)	(113)	(0.43)
Multi-Family	—	—	—	—	—	—
Commercial Real Estate	(1,164)	(0.36)	(164)	(0.05)	—	—
Commercial & Industrial	(112)	(0.04)	(154)	(0.06)	(727)	(0.27)
HELOC	53	0.15	(1)	—	(19)	(0.05)
Consumer	195	0.72	(138)	(0.58)	(236)	(1.11)
Total net charge-offs (recoveries)	$(5,216)	(0.18)%	$(1,252)	(0.04)%	$(2,544)	(0.08)%
(c) Annualized Net Charge-offs (recoveries) divided by Gross Balance

Interest Rate Risk
One Year GAP		(14.7)%		(15.8)%		(15.7)%
NPV post 200 bps shock (d)		13.9%		14.5%		14.6%
Change in NII after 200 bps shock (d)		1.3%		2.0%		3.0%
(d) Assumes no balance sheet management actions taken

Washington Federal, Inc.
Fact Sheet
September 30, 2017
($ in Thousands)

Historical CPR Rates (e)
	WAFD	WAFD
Average for Quarter Ended:	SFR Mortgages	GSE MBS

9/30/2015	17.8%	14.5%
12/31/2015	16.7%	13.4%
3/31/2016	13.9%	12.0%
6/30/2016	17.3%	17.5%
9/30/2016	17.7%	20.0%
12/31/2016	19.3%	24.8%
3/31/2017	13.6%	13.5%
6/30/2017	15.0%	20.9%
9/30/2017	15.1%	14.3%

(e) The CPR Rate (conditional payment rate) is the rate that is equal to the proportion of the principal of a pool of loans that is paid off prematurely in each period.

Washington Federal, Inc.
Fact Sheet
September 30, 2017
Average Balance Sheet
($ in Thousands)

	Quarter Ended
	March 31, 2017			June 30, 2017			September 30, 2017
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Loans receivable	$10,267,530	$116,034	4.58%	$10,579,593	$117,457	4.45%	$10,747,453	$122,197	4.51%
Mortgage-backed securities	2,664,959	16,226	2.47	2,551,598	15,992	2.51	2,493,604	15,605	2.48
Cash & investments	632,114	3,068	1.97	627,197	3,373	2.16	604,198	3,500	2.30
FHLB & FRB Stock	118,092	870	2.99	124,968	894	2.87	122,620	938	3.03

Total interest-earning assets	13,682,695	136,198	4.04%	13,883,356	137,716	3.98%	13,967,875	142,240	4.04%
Other assets	1,161,023			1,142,899			1,144,200
Total assets	$14,843,718			$15,026,255			$15,112,075

Liabilities and Equity
Customer accounts	10,578,631	12,392	0.48%	10,567,710	12,764	0.48%	10,704,066	13,850	0.51%
FHLB advances	2,102,556	16,079	3.10	2,274,451	16,337	2.88	2,214,674	15,958	2.86
Other borrowings	—	—	—	—	—	—	—	—	—

Total interest-bearing liabilities	12,681,187	28,471	0.91%	12,842,161	29,101	0.91%	12,918,740	29,808	0.92%
Other liabilities	153,105			155,460			183,542
Total liabilities	12,834,292			12,997,621			13,102,282
Stockholders’ equity	2,009,426			2,028,634			2,009,793
Total liabilities and equity	$14,843,718			$15,026,255			$15,112,075

Net interest income		$107,727			$108,615			$112,432

Net interest margin (1)			3.15%			3.13%			3.22%

(1) Annualized net interest income divided by average interest-earning assets

Washington Federal, Inc.
Fact Sheet
September 30, 2017
Delinquency Summary
($ in Thousands)

			AMOUNT OF LOANS	# OF LOANS				% based		% based
TYPE OF LOANS	#LOANS	AVG Size	NET OF LIP & CHG-OFFs	30	60	90	Total	on #	$ Delinquent	on $

September 30, 2017
Single-Family Residential	25,556	223	$5,709,690	64	29	109	202	0.79%	$37,757	0.66%
Construction	715	1,110	793,959	—	—	—	—	—	—	—
Construction - Custom	1,292	215	277,599	—	—	1	1	0.08	91	0.03
Land - Acquisition & Development	122	859	104,856	—	—	4	4	3.28	330	0.31
Land - Consumer Lot Loans	1,201	87	104,335	3	6	5	14	1.17	946	0.91
Multi-Family	1,135	1,148	1,303,119	2	1	3	6	0.53	399	0.03
Commercial Real Estate	931	1,541	1,434,610	2	—	8	10	1.07	2,558	0.18
Commercial & Industrial	1,820	601	1,093,360	—	2	20	22	1.21	625	0.06
HELOC	2,877	50	144,850	6	4	15	25	0.87	876	0.60
Consumer	4,039	21	85,075	50	24	103	177	4.38	431	0.51
	39,688	278	$11,051,453	127	66	268	461	1.16%	$44,013	0.40%

June 30, 2017
Single-Family Residential	25,779	221	$5,687,169	68	36	123	227	0.88%	$44,653	0.79%
Construction	624	1,095	683,273	—	1	—	1	0.16	686	0.10
Construction - Custom	1,218	221	269,612	—	—	2	2	0.16	536	0.20
Land - Acquisition & Development	118	941	111,057	—	—	4	4	3.39	123	0.11
Land - Consumer Lot Loans	1,187	86	101,584	1	2	6	9	0.76	615	0.61
Multi-Family	964	1,310	1,263,143	1	1	2	4	0.41	329	0.03
Commercial Real Estate	1,073	1,254	1,345,986	2	3	9	14	1.30	2,911	0.22
Commercial & Industrial	1,816	615	1,116,854	3	1	23	27	1.49	2,673	0.24
HELOC	2,914	51	148,581	14	7	6	27	0.93	1,491	1.00
Consumer	4,275	22	95,774	51	18	97	166	3.88	384	0.40
	39,968	271	$10,823,033	140	69	272	481	1.20%	$54,401	0.50%

March 31, 2017
Single-Family Residential	25,999	219	$5,692,305	74	36	163	273	1.05%	$53,147	0.93%
Construction	633	938	593,479	4	—	—	4	0.63	601	0.10
Construction - Custom	1,149	219	251,906	—	—	2	2	0.17	240	0.10
Land - Acquisition & Development	122	847	103,280	1	—	3	4	3.28	262	0.25
Land - Consumer Lot Loans	1,187	85	101,168	3	2	12	17	1.43	1,261	1.25
Multi-Family	968	1,309	1,266,845	—	—	4	4	0.41	1,224	0.10
Commercial Real Estate	1,067	1,215	1,296,019	7	1	10	18	1.69	6,342	0.49
Commercial & Industrial	1,836	584	1,071,622	13	2	32	47	2.56	4,964	0.46
HELOC	2,939	50	146,169	5	2	32	39	1.33	814	0.56
Consumer	4,542	24	107,759	70	19	75	164	3.61	601	0.56
	40,442	263	$10,630,552	177	62	333	572	1.41%	$69,456	0.65%